UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported):  September 10, 2013

THERAVANCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30319 (Commission File Number)	94-3265960 (I.R.S. Employer Identification Number)

901 Gateway Boulevard
South San Francisco, California 94080
(650) 808-6000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 10, 2013 at the European Respiratory Society (ERS) Annual Congress 2013 in Barcelona, Spain, GlaxoSmithKline (GSK) presented posters containing information from Phase 3 studies of umeclidinium/vilanterol (UMEC/VI) in chronic obstructive pulmonary disease (COPD).  UMEC/VI is a combination of two investigational bronchodilator molecules - GSK573719 or umeclidinium, a long-acting muscarinic antagonist (LAMA) and vilanterol (VI), a long-acting beta2 agonist (LABA), administered using the ELLIPTA™ inhaler.  UMEC/VI is under regulatory review by the U.S. Food and Drug Administration (FDA), European Medicines Agency and the Japanese Ministry of Health, Labor and Welfare.  Marketing applications for UMEC/VI have been submitted to regulatory authorities in a number of other countries worldwide.  UMEC/VI is in development under the LABA collaboration agreement between Glaxo Group Limited and Theravance, Inc.  The posters are filed as Exhibits 99.1 and 99.2 to this report and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit	Description
	Exhibit 99.1	Efficacy and safety of umeclidinium/vilanterol compared with umeclidinium or tiotropium in COPD

	Exhibit 99.2	Use of a new dry powder inhaler to deliver umeclidinium/vilanterol in the treatment of COPD

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE, INC.

Date: September 10, 2013	By:	/s/ Michael W. Aguiar
Michael W. Aguiar
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Efficacy and safety of umeclidinium/vilanterol compared with umeclidinium or tiotropium in COPD

99.2	Use of a new dry powder inhaler to deliver umeclidinium/vilanterol in the treatment of COPD